Life Care Medical Devices Limited Completes Share Exchange with Health In Harmony Inc.

Health In Harmony Changes Name to Life Care Medical Devices Limited

New York, New York – March 29, 2013 – Life Care Medical Devices Limited (“LCMD Hong Kong”), a development stage medical device company developing and commercializing its Keyhole Cup device for use in laparoscopic surgery and its EPIOS Pain Management System, is pleased to announce the closing of its share exchange and reorganization with Health In Harmony Inc., a Nevada corporation (OTCQB: HTHH). Following the share exchange and reorganization, LCMD Hong Kong became a wholly-owned subsidiary of Health In Harmony. Furthermore, Health In Harmony changed its name to Life Care Medical Devices Limited (“LCMD Nevada”), and its shares will continue to be listed on the OTC QB market. In connection with the share exchange and reorganization, LCMD Nevada appointed two new directors, to be effective April 12, 2013.

As part of the terms of the share exchange and reorganization, LCMD Hong Kong’s stockholders exchanged all of their beneficially owned shares of LCMD Hong Kong common stock for an aggregate of 29,200,000 shares of common stock of LCMD Nevada, which constitutes approximately 83.4% of the issued and outstanding common stock of LCMD Nevada post-closing. Details of the share exchange transaction can be found in LCMD Nevada’s Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (the "SEC").

Following the share exchange and reorganization, the directors of LCMD Nevada include existing director Nickolay V. Kukekov, Ph.D, and directors-elect Glenn Foley and Arthur Malvett. Furthermore, Mr. Foley has been appointed Chief Executive Officer of LCMD Nevada and Mr. Malvett has been appointed Chief Operating Officer of LCMD Nevada. Details on the appointments can be found in the Information Statement expected to be filed with the SEC on April 1, 2013.

About Life Care Medical Devices Limited

Life Care Medical Devices Limited is a development stage medical device company developing and commercializing its Keyhole Cup device for use in laparoscopic surgery and its EPIOS Pain Management System. The Keyhole Cup is a proprietary, patent-in-process protected device for use in laparoscopic surgery. The EPIOS Pain Management System, its second product in development, is designed to address pain management without drugs or hardware devices, as a low cost, disposable product.

For more information visit: www.lifecmed.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

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Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.